Exhibit 99.3


Remarks delivered by Gary S. Rich, Senior Vice President, and President, QSP, to analysts and investors on January 26, 2005.


Well it's been another tough quarter here at QSP. The earnings release gives you the numbers. Revenues were down 10 percent, driven largely by a decline in same-school sales. Operating profits declined at a disproportionate rate to revenues because much of the revenue shortfall came in our most profitable product line, magazines... and because we made a variety of strategic investments in programs to hold accounts and grow market share.

This morning, Tom asked me to take you beyond the numbers, to the story behind the story. I'll do my best to paint a clear picture for you, although in some instances I'll need to be purposely vague, because we're in a competitive environment.

Those of you who have been following Reader's Digest know that QSP used to be the company's quiet success story. It grew year after year. It didn't require much top-down management. It chugged along at a steady pace. The heart and soul of the organization was a group of entrepreneurs located in towns all across the United States and Canada. People ran these businesses out of the trunks of their cars. Everyone made money.

In the last few years, we've seen three significant changes in our industry:

First, those responsible for running the programs---teachers, administrators and parents-- are busier than ever before. We rely on these adult partners to do the administrative work that supports and makes a successful fundraising event possible. Many of our partners who are integral to a programs success find that they are unable to devote the time they once did to fundraising activities.

Second, in many communities, school budgets have been scaled back, resulting in acute financial shortfalls. This has prompted increased fundraising activity and new entrants to the field. These additional fundraisers are both professional programs and amateur ones like car washes, bake sales, or simply solicitations for cash donations. The result has been a dilution in the returns of traditional fundraisers like those run by QSP. Donors simply can't give to everything.

And third, the magazine industry itself is under tremendous subscription-sales pressure, which has driven publishers to encourage dozens of small players - as well as a few large ones - to add magazine products to their fundraising product portfolios.

So, ironically, there has been a convergence of more fundraising activities, but less free time and mounting pressures for our partners. And, with all of this, there is an increasingly strenuous competitive environment.

This has created downward pressure on volume from two separate and distinct sources: lost accounts and lower same-school sales.

I'll explain both of these:

   - Lost accounts became a major problem when competitors aggressively began soliciting and hiring our sales staff. QSP's business starts with the relationship between salespeople and the local school officials responsible for fundraising. When a salesperson defects to a competitor, our accounts are vulnerable and are approached by a number of competitors. We have lost longtime accounts when new competitors, offer the promise of higher commissions.

      As recently as three years ago, we had not experienced much of this type of competition. In 2003, when they went after our people and accounts, they had considerable success. In '04, much less success. Today we are better prepared. This year, we have held our own, losing only three reps to competition and adding nearly as much new business as was lost. And, I'm confident we will be even stronger next year.

   - The second source of downward pressure has been in same-school sales. Primarily, we believe that this is the result of a sharp increase in fundraising at schools and other organizations in the community. As you might imagine, we are very focused on understanding and addressing this issue. We plan to do so by being much more competitive in the areas critical to our success - namely, providing the industry's very best products, services, and rewards to our partners.

The issue of dilution has most affected the magazine and gift portions of our business. The magazine business has been affected mainly by the increased number of competitors. The gift business, for another reason: it has simply not kept up with the times. Consumers have been rejecting gift offerings because the gifts do not offer perceived value.

While recent quarters have been difficult, we have learned important lessons. We have created programs and infrastructure to strengthen us and lead this business back to growth.

Looking ahead, we have created a focused strategy in two areas: First . . ., differentiation, . . . to stem account loss and gain market share.
And second . . . , increased participation . . . , to drive same-school sales.

   - Our differentiation strategy is to use our Reader's Digest brand and scale to emphasize what is special about us in an increasingly commoditized business. We will offer service and product enhancements that we can provide to schools as a result of our size - and which will be difficult for our competition to copy. We are currently piloting a host of service enhancements to increase retention at our largest accounts. We will also be rolling out new programs targeting our most profitable segments this spring and fall. Service is paramount in schools these days.

      We have invested in the Internet, and our Web site is the best in the industry. This is designed to help both our differentiation and participation strategies. We are confident that the Internet will increase student and parent participation, while at the same time lowering our costs.

      As a final element in our differentiation strategy, we are creating marketing partnerships to bring unique new products to our sales force and customers.

   - Our participation strategy is aimed at both students and parents. Improving participation is the most effective way to increase same-school sales. The key is to make participation simpler and more rewarding for students, administrative partners and schools. So, we will give our students better products to sell, more ways to sell them and better prizes when they do. For our administrative partners, we'll try to save them both time and effort. And, we will reward schools with more profitable programs. For example, we will incorporate more desirable and profitable items unique to fundraising sourced from our sister divisions, Books Are Fun and Reiman. And, we will add new school services that truly set us apart. We are also testing marketing tools designed specifically to increase magazine student participation.

The past couple of years at QSP have been a period of tremendous change and some difficulty. In a time of intense competition, unsophisticated competitors behave impetuously. And, that's what I believe has been happening in our field. But, stupidity in business is ultimately too expensive to sustain. We believe the competitive onslaught has begun to lessen. We believe that some sales reps who were told that the grass was greener elsewhere have learned it is not. We believe that our products, our service and our people are getting stronger. It takes some time to get it right. But, I believe before long we will see this business begin to turn.

Another encouraging sign was an unmistakable sense of renewed energy and enthusiasm at our National Sales Meeting, which we held just the other week. When you talk to our individual salespeople, you see the "once and future" strength of this organization. QSP is the original schools and youth fundraising company, and it continues to be the largest and finest. We have the most experienced sales force in the industry, and a brand and history of trust, integrity and confidence. And, the size of our sales force is growing.

To sum up, we have built a very strong new base, focusing on differentiation and participation. We have also significantly strengthened our relationships with our accounts and our employees. These are right, rational, long term strategies to successfully compete in the marketplace. And QSP is more than equal to the task. We are more than ready for our competitors, in fact we feel fully prepared to meet them, on any playing field.


My colleague Tom Gardner, whom you'll hear from in a moment, knows a thing or two about successful turnarounds. Don't be surprised when that happens soon at QSP as well.

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